Exhibit 99.2

SPORTWALL INTERNATIONAL, INC.
FINANCIAL STATEMENTS
March 31, 2009
(Unaudited)

SPORTWALL INTERNATIONAL, INC.
BALANCE SHEET (Unaudited)
March 31, 2009

ASSETS
Current Assets
Cash	$27
Accounts receivable, net	122,947
Inventory, net	526,554
Prepaid expenses and other current assets	132,993

Total current assets	782,521

Property and Equipment, net	241,044
Other Assets	220,857

Total assets	$1,244,422

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$3,151,688
Accrued interest	943,226
Deferred revenue, current portion	243,131
Loans from employees	314,139
Related party notes payable	4,591,597
Notes payable, current portion	442,141
Capital leases payable, current portion	10,348

Total current liabilities	9,696,271

Deferred revenue, less current portion	7,661
Notes payable, less current portion	668,042
Capital leases payable, less current portion	12,697

Total liabilities	10,384,671

Commitments and Contingencies (See Note 13)

Stockholders’ Deficit
Series A Preferred stock, $0.001 par value, 10,000,000 shares authorized; 5,141,430 issued and outstanding	5,141
Common stock, $0.001 par value, 90,000,000 shares authorized; 16,120,403 issued and outstanding	16,120
Additional paid-in capital	14,099,950
Accumulated deficit	(23,261,460)

Total stockholders’ deficit	(9,140,249)

Total liabilities and stockholders’ deficit	$1,244,422

Page 2	See accompanying notes.

SPORTWALL INTERNATIONAL, INC.
STATEMENT OF OPERATIONS (Unaudited)
For the Nine Months Ended March 31, 2009

NET SALES	$3,149,347

COST OF SALES	2,200,945

GROSS PROFIT –	948,402

OPERATING EXPENSES
General and administrative	1,178,691
Selling and marketing	1,338,900
Research and development	194,415

Total operating expenses	2,712,006

LOSS FROM OPERATIONS	(1,763,604)

OTHER EXPENSES
Interest expense	820,396
Other expense	5,509

Total other expenses	825,905

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,589,509)

PROVISION FOR INCOME TAXES	—

NET LOSS	(2,589,509)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,589,509)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Basic and diluted	$(0.16)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	16,120,403

Page 3	See accompanying notes.

SPORTWALL INTERNATIONAL, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT (Unaudited)
For The Nine Months Ended March 31, 2009

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

BALANCE – June 30, 2008	5,141,430	$5,141	16,120,403	$16,120	$13,934,667	$(20,671,951)	$(6,716,023)
Cash received in connection with warrant exercise	—	—	—	—	200	—	200
Warrants issued in connection with bridge loans	—	—	—	—	148,577	—	148,577
Stock option compensation	—	—	—	—	16,506	—	16,506
Net loss						(2,589,509)	(2,589,509)

BALANCE – March 31, 2009	5,141,430	$5,141	16,120,403	$16,120	$14,099,950	$(23,261,460)	$(9,140,249)

Page 4	See accompanying notes and independent accountants’ report.

SPORTWALL INTERNATIONAL, INC.
STATEMENT OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,589,509)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	103,247
Change in allowance for doubtful accounts	21,423
Stock option compensation	16,506
Interest expense for warrants issued in connection with bridge loans	148,576
Loss on disposal of equipment
Changes in operating assets and liabilities:
Accounts receivable	596,783
Inventories	320,482
Prepaid expenses and other current assets	28,306
Accounts payable and accrued expenses	(166,575)
Accrued interest	376,256
Deferred revenue	(152,972)

Net cash used in operating activities	(1,297,477)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(11,035)
Payment for other assets	(15,300)

Cash used in investing activities	(26,335)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of notes payable	816,492
Payments on notes payable	(20,421)
Proceeds from the issuance of notes payable-related party	1,163,018
Payments of notes payable-related party	(629,023)
Payments of capital leases payable	(6,882)
Proceeds from exercise of warrants	200

Net cash provided by financing activities	1,323,384

NET DECREASE IN CASH	(428)

CASH – beginning of period	455

CASH – end of period	$27

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$78,131

Page 5	See accompanying notes.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

1. DESCRIPTION OF BUSINESS

Organization

Sportwall International, Inc. (“Sportwall” or the “Company”) was organized on July 3, 1990 under the laws of the state of Delaware with the name Speedwall International, Inc. Effective July 29, 1997, the Company changed its name to Sportwall International, Inc.

Nature of Business

The Company is a manufacturer and distributor of interactive individual and group fitness systems packaged with programs and curriculums for cardiovascular fitness, neurological efficiency, core strength, speed, agility, and motor skills training. It sells these systems to customers in the fitness, physical education and medical/rehabilitation industries located throughout the world.

Going Concern Considerations

The accompanying financial statements of the Company have been prepared assuming that the Company continues as a going concern. As of March 31, 2009, the Company had negative working capital and accumulated deficit in the amount of approximately $8,914,000 and $23,261,000, respectively. In addition, the Company had net losses and negative cash flows from operations in the amount of approximately $2,589,500 and $1,297,000, respectively, for the nine months ended March 31, 2009. As more fully described in Notes 7 through 10, the Company has been able to borrow money in the form of factor loans, bridge loans and various convertible debentures. Management has also raised approximately $1,690,000 in bridge notes and additional factor financing. Management also plans to execute a reverse merger with a publicly traded company and concurrently raise between $1.25 million and $ 2.3 million in a private placement of common stock as well as the conversion of up to $4.0 million in existing debt. Management believes that the Company will be successful in generating funds sufficient to meet its cash flow requirements in the future. However, the successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to generate positive operating results.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. Management believes that these accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

The accompanying unaudited financial statements primarily reflect the financial position, results of operations and cash flows of the Company. The accompanying unaudited financial statements have been prepared in accordance with GAAP for interim financial information and pursuant to Form 10-Q and Article 10 of Regulation S-X of the Securities and Exchange Commission. Operating results for the nine months ended March 31, 2009 are not necessarily indicative of these results that may be expected for the year ending June 30, 2009, or for any other period.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of March 31, 2009 and the reported amounts of revenues and expenses during the reporting year then ended. Significant estimates made by management include, among others, the allowance for doubtful accounts, allowance for obsolete and slow moving inventory, realization of long-lived assets and intangible assets and estimating fair value associated with debt and equity transactions. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments, with maturity dates of three months or less when purchased, to be cash equivalents. Cash equivalents as of March 31, 2009 are considered to be immaterial.

Accounts Receivable

Accounts receivable are stated net of allowance of doubtful accounts, which is approximately $25,000. Management develops its estimate of the allowance based on the Company’s current economic circumstances, and its own judgment as to the likelihood of ultimate payment. The Company does not require collateral for its accounts receivable. Management believes that the allowance for doubtful accounts as of March 31, 2009 is adequate to provided for losses which may be sustained in the realization of these accounts. Although, the Company expects to collect amounts due, actual collections may differ from these estimated amounts.

Actual receivables are written off against the allowance for doubtful accounts when all collection efforts have been exhausted and when the Company has determined the balance will not be collected.

Inventory

Inventories are valued at the lower of cost or market, as determined using the first-in, first-out method. Inventory consists primarily of raw materials and finished goods. The Company builds to order and so there was minimal work in process at March 31, 2009. Raw materials consist of panels, electronics and other components that make up the Company’s products. Finished goods are completed playgrounds, training stations and dance equipment that are ready to ship.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory (continued)

The Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation includes an analysis of sales levels by product type. Among other factors, the Company considers current product configurations, historical and forecasted demand, market conditions and product life cycles when determining the net realizable value of the inventory. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation and amortization. Depreciation and amortization on property and equipment are primarily computed using the straight-line method over their estimated useful lives of the assets, ranging from two to five years. Leasehold improvements are amortized over the shorter of the life of the leases or the useful economic life of the assets.

Major renewals and improvements are capitalized, while replacements, maintenance and repairs which do not significantly improve or extend the useful life of the asset are expensed when incurred.

Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the statement of operations.

Other Assets

Investment in Affiliates

The Company holds a 210,000 common share (or 3% ownership) investment in a related party corporation. The investment of $105,000 is recorded at the Company’s historical cost. A determination was made, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures about Fair Value of Financial Instruments that it is not practicable to estimate the fair value of the investment. Furthermore, there were no identified events or changes in circumstances that may have had a significant adverse effect on the fair value of the instrument.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Assets (continued)

Distribution Rights

On April 30, 2007, the Company entered into an exclusive rights agreement related to its XerDance product. The cost of $100,000 was capitalized in accordance with SFAS 142, Goodwill and Intangible Assets, and amortized using the straight-line method over the estimated economic life of 3 years starting January 2008. Amortization for the nine months ended March 31, 2009 approximated $25,000 and is reflected in the general and administrative expenses in statement of operations.

Intangible and Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations, including amortizable intangible assets when indicators of impairment are present. Indicators of impairment include an economic downturn or a change in the assessment of future operations. In the event a condition is identified that may indicate an impairment issue, an assessment is performed using a variety of methodologies, including analysis of undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is measured by the excess of the carrying amount of the asset over the estimated fair value of the asset and is recorded in the period in which the determination is made. Based on management’s analysis, no such impairment charges existed or were deemed necessary during the nine months ended March 31, 2009. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue which could result in future impairment of long-lived assets.

Fair Value of Financial Instruments and Certain Other Assets/Liabilities

SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires the disclosure of the fair value, if reasonably obtainable, of the Company’s financial instruments. Management believes that the book carrying amounts of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, accrued interest, notes payable (loans from employees and related party payables), and capital lease obligation approximated their fair value as of March 31, 2009 based on either market rates or their relatively short-term nature.

In the opinion of management, the fair value of related party transactions cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments and Certain Other Assets/Liabilities (continued)

The Company does not have any assets or liabilities that are measured at fair value on a recurring basis and, during the nine months ended March 31, 2009, did not have any assets or liabilities that were measured at fair value on a nonrecurring basis. The measurements referenced in the preceding sentence refer to those described in SFAS No. 157, Fair Value Measurements, as amended.

Revenue Recognition

The Company recognizes revenues in accordance with Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, when all of the following conditions exist: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred, or services have been provided; (c) the Company’s sales price is fixed and determinable; and (d) collectibility is reasonably assured.

For certain product related sales, the Company is required to perform installation and training for the customer as part of the sales agreement. In these cases, in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables, the Company treats the product and the installation and training as one unit, as the products have no value to the customer until installed and the customer training has taken place. As a result, in these instances, the Company defers the entire sale until the products are installed and the customer training has taken place. Once all the conditions have been met, the Company recognizes the revenue.

For product related sales where no installation or training is required, the Company records revenues when title and the risk of loss pass to the customer. Generally, this is upon shipment of the product.

Certain of the Company’s sales include a limited right for the customer to return the product if they are not satisfied. In accordance with SFAS No. 48, Revenue Recognition When Right of Return Exists, the Company makes periodic assessments of return activity and if necessary records a reserve for product returns.

The Company also sells extended warranty plans to its customers ranging from one to four years. In accordance with FASB Technical Bulletin (“FTB”) 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts, extended warranty revenues are recognized on a straight-line basis over the life of the extended warranty.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Shipping and Handling Costs

In accordance with Emerging Issues Task Force Statement (“EITF”) No. 00-10, Accounting for Shipping and Handling Fees and Costs, the Company records the revenue related to shipping and handling costs charged to customers in net sales. The related expense is recorded in cost of sales in the accompanying statement of operations. For the nine months ended March 31, 2009, the Company recorded total shipping and handling costs of approximately $138,000.

Sales Tax

In accordance with EITF 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross vs. Net Presentation) the Company collects sales tax in various jurisdictions. Upon collection from customers, it records the amount as a payable to the related jurisdiction. On a periodic basis, it files a sales tax return with the jurisdictions and remits the amount indicated on the return. Any difference between what it collected and what it remits to the taxing authorities is recorded on a net basis into operations.

Advertising Costs

All advertising costs are recognized as expense when incurred.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new product lines and technology. These costs are primarily payroll and payroll related expenses and various sample parts. Research and development costs are expensed as incurred.

Share-Based Compensation

Effective July 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment. SFAS 123(R) requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. Prior to July 1, 2006, in accordance with SFAS No. 123, the Company used the minimum value method of estimating the fair value of its stock options. As a result, in accordance with SFAS No. 123(R), the unamortized portion of options granted prior to the adoption date is not recognized into earnings after adoption. Furthermore, results for prior periods have not been restated, as provided for under the modified-prospective method.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation (continued)

Under SFAS No. 123(R), stock-based compensation expense recognized is based on the value of the portion of share-based payment awards that are ultimately expected to vest during the period. Based on this, our stock-based compensation is reduced for estimated forfeitures at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under SFAS No. 123 for the periods prior to July 1, 2006, the Company accounted for forfeitures as they occurred.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. Assumptions relative to volatility and anticipated forfeitures are determined at the time of grant. No stock options were issued during the nine months ended March 31, 2009.

The assumptions used in the Black Scholes models, when applicable, are based upon the following data: (1) the expected life of the option is estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. (2) The expected stock price volatility of the underlying shares over the expected term of the option is based upon historical share price data. (3) The risk free interest rate is based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) Expected dividends are based on historical dividend data and expected future dividend activity. (5) The expected forfeiture rate is based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

Prior to the adoption of SFAS No. 123(R), the Company presented all tax benefits resulting from the exercise of stock options as operating cash inflows in the statements of cash flows, in accordance with the provisions of EITF Issue No. 00-15, Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option. SFAS No. 123(R) requires the benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis. The impact of this change was not material to the Company.

Net Loss Per Share

The Company uses SFAS No. 128, Earnings Per Share for calculating the basic and diluted loss per share. The basic loss per share is calculated by dividing the net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share (continued)

For the nine months ended March 31, 2009, 16,182,864 potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be antidilutive.

Concentrations and Other Risks

The Company currently maintains all of its day-to-day operating cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to this concentration of risk.

As of March 31, 2009, the Company had two customers that accounted for 36% and 15% of accounts receivable. The Company had one customer that accounted for 18% of net sales for the nine months ended March 31, 2009, which is a European distributor who represents substantially all of our sales in the region.

Off-Balance Sheet Arrangements

The Company has not entered into any off-balance sheet arrangements that have or reasonably likely to have a current or future material effect on the Company’s financial statements.

Recent Accounting Pronouncements

In May 2008, the FASB issued FASB Staff Position (“FSP”) No. APB 14-1 entitled Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). This FSP amends the following pronouncements (among several others) issued by the FASB’s Emerging Issues Task Force (“EITF”) Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and Issue No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments.

FSP APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash or other assets upon conversion (including partial cash settlement), unless the embedded conversion option must be separately accounted for as a derivative under SFAS No. 133. Convertible preferred shares that are mandatorily redeemable financial instruments and classified as liabilities under SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity are within the scope of FSP APB 14-1; however, convertible preferred stock reported as equity (or temporary equity) is not within the scope of this pronouncement. In addition, FSP APB 14-1 does not apply to convertible debt instruments that require or permit settlement in cash (or other assets) upon conversion when the holders of the underlying stock would receive the same form of consideration in exchange for their shares.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements(continued)

FSP APB 14-1 requires that both the equity component (the conversion feature) and liability component of convertible debt within its scope be separately accounted for at estimated fair value in order to reflect the entity’s nonconvertible borrowing rate when interest cost is recognized in subsequent periods. The excess of the principal amount of the liability component over its carrying value must be amortized to interest cost using the interest method described in APB Opinion No. 21 Interest on Receivables and Payables. The equity component is not re-measured as long as it continues to meet the conditions for equity classification in EITF Issue No. 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. FSP APB 14-1 also provides guidance on de-recognition as it relates to modifications, exchanges and induced conversions of debt instruments within its scope. This FSP is effective for financial instruments issued during fiscal years beginning after December 15, 2008, and interim periods within those years; early adoption is not permitted. However, FSP APB 14-1 must be applied retrospectively to all periods presented, and thus may impact instruments within its scope that were outstanding at any time during such prior periods. Management has not determined the effect (if any) of this FSP on the Company’s future interim and annual financial statements.

In June 2008, the FASB ratified EITF Issue No. 07-5 entitled Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock. This pronouncement applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative set forth in paragraphs 6-9 of SFAS No. 133 for purposes of determining whether such instrument or embedded feature qualifies for the first part of the scope exception set forth in paragraph 11(a) of SFAS No. 133. EITF Issue No. 07-5 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument has all the characteristics of a derivative set forth in SFAS No. 133, for purposes of determining whether the instrument is within the scope of EITF Issue No. 00-19. EITF Issue No. 07-5 does not apply to share-based payment awards within the scope of SFAS No. 123(R) for purposes of determining whether such instruments are classified as liability or equity. EITF Issue No. 01-6, The Meaning of ‘Indexed to a Company’s Own Stock’ has been superseded.

As more fully explained below, the objective of EITF Issue No. 07-5 is to determine whether a financial instrument or an embedded feature qualifies for the first part of the scope exception (“indexed to its own stock”) described in paragraph 11(a) of SFAS No. 133. If so, and if the financial instrument or embedded feature has all the characteristics described in paragraphs 6-9 of SFAS No. 133, it must be analyzed under other GAAP [including EITF Issue No. 05-2 The Meaning of ‘Conventional Convertible Debt Instrument’ in Issue No. 00-19 to determine whether it is classified in stockholders’ equity - or would be if it were a freestanding instrument. If a financial instrument is

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements(continued)

otherwise a derivative as defined by SFAS No. 133 and does not qualify under the exception described above, it must be reported as a derivative and accounted for at estimated fair value; whether such an embedded feature must be separated from the host contract (and accounted for as a derivative) is based on other criteria described in SFAS No. 133. If the conversion feature embedded in a convertible debt instrument meets both elements of the scope exception in paragraph 11(a) of SFAS No. 133, it would not be separated from the host contract or accounted for as a derivative by the issuer.

Under EITF Issue No. 07-5, an entity must determine whether an equity-linked financial instrument or embedded feature is indexed to its own stock by using the following two-step approach: (1) evaluate the instrument’s contingent exercise provisions (if any), and (2) evaluate its settlement provisions. An exercise contingency (as defined) will not preclude an instrument or an embedded feature from being considered indexed to an entity’s own stock provided that it is based on either (a) an observable market other than the market for the issuer’s capital stock or (b) an observable index other than one calculated or measured solely by reference to the issuer’s own operations (for example, revenues or EBITDA). If the instrument qualifies under Step 1, it is then analyzed under Step 2. An instrument (or embedded feature) is considered indexed to an entity’s own stock if its settlement amount will equal the difference between the estimated fair value of a fixed number of the entity’s equity shares and either a fixed monetary amount or a fixed amount of a debt instrument issued by the entity. With very few exceptions - unless the only variables that could affect the settlement amount would be inputs to the estimated fair value of a “fixed-for-fixed” forward or option on equity shares, an instrument’s strike price or the number of shares used to calculate the settlement are not considered fixed if its terms provide for any potential adjustment, regardless of the probability of the adjustment or whether any such adjustments are within the entity’s control. As a result, standard anti-dilution clauses will apparently preclude an instrument from being considered “indexed to its own stock.”

EITF Issue No. 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. The guidance in such pronouncement must be applied to outstanding instruments as of the beginning of the fiscal year in which it is adopted, with a cumulative-effect adjustment of opening retained earnings (or other appropriate components of equity or net assets). Management has not determined the effect (if any) of EITF Issue No. 07-5 on the Company’s future interim and annual financial statements.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

3. ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of March 31, 2009:

Accounts receivable	$147,496
Allowance for doubtful accounts	(24,549)

$122,947

The Company provides certain of its receivables as security for factor financing. The carrying value of receivables held as collateral for borrowing is approximately $147,000 as of March 31, 2009.

4. INVENTORY

Inventory consisted of the following as of March 31, 2009:

Raw materials	$239,317
Finished goods	287,237

$526,554

5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2009:

Tools and production equipment	$29,036
Leasehold improvements	53,834
Demo equipment	82,452
Furniture and fixtures	4,779
Computers and office equipment	260,574
Machinery and equipment	6,097
Auto	19,518

456,290
Less: accumulated depreciation and amortization	(215,246)

$241,044

Included in property and equipment are certain assets acquired under capital leases. The gross cost of assets under capital leases at March 31, 2009 was $45,973. Amortization of assets under capital leases amounted to $7,434 for the nine months ended March 31, 2009, and is included in depreciation expense as reflected in the statement of operations.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

5. PROPERTY AND EQUIPMENT (continued)

Depreciation and amortization expense for the nine months ended March 31, 2009 was $103,247. This expense is included in costs of goods sold and general and administrative expense in the statement of operations.

Property and equipment, together with all other business assets are pledged as collateral for various debt financings.

6. ACCOUNT PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of March 31, 2009:

Accounts payable	$2,384,440
Warranty liability	59,378
Credit card liability	225,354
Payroll related/sales tax payable	385,257
Sales commissions payable	50,920

$3,151,688

7. LOANS FROM EMPLOYEES

Loans outstanding from employees of the Company consisted of the following as of March 31, 2009:

Note payable due to the Company’s primary shareholder and chief executive officer issued on March 31, 2001, earning interest at 7% per annum, all current and due on demand.	$41,000

Note payable due to the Company’s Chief Financial Officer issued on January 31, 2008, earning interest at 10% per annum, all current and due on demand.	50,000

Note payable due to the Company’s Chief Financial Officer resulting from collection of factored orders held until placement in new factor note payable. Interest compounds at a rate of 0.0547% per day until secured by new order or disbursed, all current and due on demand.	27,387

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

7.LOANS FROM EMPLOYEES (continued)

Note payable due to the Company’s primary shareholder and Chief Executive Officer established by board of directors as partial reimbursement for personal shares issued in exchange for services rendered to the Company. The note earns interest at the rate 0% as shares in the same class as shares issued have displayed inconsistent earnings. The note does not have a specified term and is current and due on demand.	195,752

$314,139

All of the loans due to employees are due on demand and recorded as current liabilities as of March 31, 2009.

8. NOTES PAYABLE

Notes payable consisted of the following as of March 31, 2009:

Notes payable, issued in June and August 1999, earning interest at 8% per annum and due on demand	$23,000

Notes payable, issued in August 2001, earning interest at 10% per annum and due on demand.	15,000

Factor note payable, issued between June 6, 2008 and December 1, 2008, earning a 5% factor fee, and secured by applicable sales orders from the Company’s customers. Factor notes are repaid as the related invoices are collected from customers. If not repaid within 90 days after the issue date, interest compounds at a rate of 0.0547% per day.	73,378

Note payable due to a financial institution relating to the acquisition of a company vehicle on December 18, 2005, earning interest at 6.99% per annum, due in monthly payments of $333 through January 2012.	10,180

Note payable due to a financial institution relating to the acquisition of equipment at the Company’s office location, issued on November 7, 2007, earning interest at 9.31% per annum, due in monthly payments of $2,905 through October 2012.	107,931

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

8. NOTES PAYABLE (continued)

Unsecured promissory note payable to Michael Psomas, CPA, issued on March 12, 2009 bearing simple interest on the unpaid balance at an annual rate of ten percent (10%) per annum. This agreement was for accounting services and accrued interest. It is payable at the rate of $5000 per month for three years, and a balloon payment is due at the end of the three year period.	581,194

Bridge loan payable to an individual, issued on July 10, 2008, earning interest at the greater of the reference rate plus 6.75% or 15% per annum. In conjunction with the agreement, the holders received 250,000 warrants to purchase common stock at an exercise price of $0.75 per share. The values of the issued common stock and warrants have been capitalized and are being amortized into interest expense over the life of the loan.	250,000

Line of credit due to a financial institution with principal earning interest at the bank reference rate plus 3.75%.	49,500

1,110,183
Less current portion	442,141

$668,042

At March 31, 2009, principal amounts due on the notes payable approximated the following for the period ending March 31:

2009	$442,141
2010	34,227
2011	611,367
2012	22,448

$1,110,183

9. RELATED PARTY NOTES PAYABLE

Related party notes payable consisted of the following as of March 31, 2009:

Note payable from a shareholder of the Company, issued on November 21, 2000, earning interest at 10% per annum and due on demand	$25,000

Factor notes payable due to shareholders of the Company, earning a 5% factor fee, and secured by applicable sales orders from the Company’s customers. Factor notes are repaid as the related invoices are collected from customers. If not repaid within 90 days after the issue date, interest compounds at a rate of 0.0547% per day.	562,384

Notes payable due on demand to shareholders, issued between May 2003 and November 2005, secured by inventory of the Company, earning interest at rates ranging from 8% to 12% per annum.	231,225

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

9. RELATED PARTY NOTES PAYABLE (continued)

Unsecured notes payable due on demand to shareholders, issued from June 2002 through August 2008, earning interest at rates ranging from 9% to 20% per annum.	$1,626,218

Unsecured bridge loan due on demand to a shareholder, issued on September 4, 2007, earning interest at 10.75% per annum.	100,000

Unsecured bridge loans due to shareholder, issued in September 2007, earning interest at 10.75% per annum, due at the earlier of 9 months from the issuance date or the date the Company raises at least $4,000,000 in its next equity financing. The holders also received an aggregate of 52,500 warrants to purchase common stock at an exercise price of $1 per share. The value of the warrants has been capitalized and is being amortized into interest expense over the life of the loan.	200,000

Bridge loan payable to a lending institution and shareholder of the Company (“AMI Bridge Loan”), issued on August 30, 2007, earning interest at the greater of the reference rate plus 6.75% or 15% per annum, due at the earlier of May 30, 2008 or the date that the Company receives at least $2,000,000 from the sale of capital stock after the agreement. In conjunction with the agreement, the holders received 85,000 shares of the Company’s common stock, along with 150,000 warrants to purchase common stock at an exercise price of $0.75 per share. The values of the issued common stock and warrants have been capitalized and are being amortized into interest expense over the life of the loan.

1,000,000

Unsecured note payable due to shareholders resulting from collection of factored orders held until placement in new factor note payable. Interest compounds at a rate of 0.0547% per day until secured by new order or disbursed, all due on demand.	846,770

$4,591,597

All of the above notes payable to related parties are recorded as current liabilities as of March 31, 2009. Notes payable that are in default continue to accrue interest until paid in full.

Warrants issued in connection with certain of the above bridge loans payable were valued at $69,977 using the Black-Scholes option valuation model with the following assumptions: (1) Expected life of 2.5 years; (2) expected volatility ranging from 31.5% to 31.9%; (3) risk free interest rate ranging from 2.9% to 4.5%; and (4) expected dividend rate of zero.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

9. RELATED PARTY NOTES PAYABLE (continued)

The AMI Bridge Loan was amended on July 11, 2008 to increase the total borrowing by $300,000 to $1,000,000. In conjunction with the amendment, the holders received 300,000 warrants to purchase common stock at an exercise price of $0.75 per share. The AMI Bridge Loan and its amendments contain penalties for late repayment in the form of warrant issuances of 140,000 warrants to purchase common stock at an exercise price of $0.75 per share for each calendar month repayment is past due. Additionally, the loan and its amendments contain certain restrictive financial covenants including a limitation on additional borrowing during the term of the loan, as well as restrictions on declaring and paying dividends or repurchasing the Company’s stock. The Company was in compliance with all of these covenants at March 31, 2009.

10. LINE OF CREDIT

The Company has a line of credit with a bank with an available credit limit of $50,000. Any principal amounts outstanding under the line of credit earn interest at the bank reference rate plus 3.75%. At March 31, 2009, $ 49,500 was outstanding on this facility. All borrowings are personally guaranteed by the Company’s primary stockholder. The issuing bank reserves the right to review the Company’s and the Guarantor’s financial condition and, at its sole discretion, extend the term annually. The line of credit contains certain restrictive covenants including a requirement for the company to maintain standard insurance coverage, a standard and modern system of reporting, and limitations on additional indebtedness outside the normal course of business. The Company was in compliance with these covenants at March 31, 2009 and all outstanding amounts are recorded as current liabilities as of March 31, 2009 and included in notes payable as described in Note 9 above.

On February 27, 2009, the lending bank informed the Company that the line of credit had been suspended due to a material adverse change in the financial condition of the guarantor. Minimum payments of approximately $800 a month are required on the outstanding balance.

11. EQUITY TRANSACTIONS

The Company is authorized to issue up to 90,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 6,000,000 preferred shares are designated as Series A convertible preferred stock (“Series A Preferred Stock”). As of March 31, 2009, all shares of preferred stock issued were Series A Preferred Stock.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

11. EQUITY TRANSACTIONS (continued)

Series A Preferred Stock

The Company’s Series A Preferred Stock is convertible into the Company’s common stock at the option of the holder. Holders of Series A Stock are entitled to receive cash noncumulative dividends on a pro-rata basis, prior to and in preference to any dividend declared to common stockholders, at a rate of 7% per share per annum, if and when declared by the Company’s Board of Directors. In the event of a liquidation, holders of Series A Preferred Stock are entitled to their original investment plus all unpaid dividends amounting to 7%, compounded annually, for the amount of time which has transpired since the investment date, prior to any amounts being paid to common stockholders.

In accordance with EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company measured the beneficial conversion feature as of each issuance date of the Series A Preferred Stock. The Company first estimated the value of the warrants (see above). Then the proceeds from the sale of each sale of Series A Preferred Stock were allocated on a pro rata basis between the warrants and the Series A Preferred Stock. The beneficial conversion feature (if any) was calculated as the intrinsic value of converting the allocated value of the Series A Preferred Stock to the specified number of shares of common stock.

Common Stock

Common stock issued as payment for services and debt or payables is recorded at its fair value based on a third party appraisal of the value of the stock. Any difference between the recorded amount payable and the fair value of the common stock issued in payment of that payable is recorded as a gain or loss on settlement of payables

Stock Option Plans

On March 11, 2005, stockholders approved the 2005 Stock Option Plan (“2005 Plan” or the “Plan”). The 2005 Plan provides for the grant of nonqualified and/or incentive stock options to employees, directors and consultants of the Company and is administered by the Company’s Board of Directors.

The exercise price of incentive stock options is equal to or greater than the fair market value of the common stock on the date of grant. Nonqualified stock options are granted with exercise prices no less than 85% of the fair market value of the common stock on the date of grant. In either case, if options are granted to an employee who holds in excess of 10% of the outstanding, aggregate shares of common stock of the Company, the exercise price will be 110% of the fair market value on the date of grant.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

11. EQUITY TRANSACTIONS (continued)

Stock Option Plans (continued)

In the event of a corporate transaction such as a merger, consolidation or reverse merger causing a change in control of the Company, as defined, the options’ vesting is accelerated and any restrictions lapse, except under certain circumstances.

All options become exercisable in accordance with the vesting schedule determined at the date of grant. Options granted during the year ended March 31, 2009 expire on the fifth anniversary of the grant date.

There are 10,000,000 shares authorized under the 2005 Plan including the authorization for issuance of an additional 6,611,865 shares of common stock as set forth in a July 2007 amendment to the 2005 Plan approved by the Board of Directors.

Stock Option Activity

A summary of option activity for the nine months ended March 31, 2009 is presented as follows:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at June 30, 2008	4,228,046	$0.83	3.94	$384,086
Granted	—	—	—	—
Exercised	(93,000)	0.15	2.19	13,390
Forfeited	(27,000)	0.15	2.41	4,050

Outstanding at March 31, 2009	4,108,046	$0.85	3.18	$115,758

Vested and expected to vest at March 31, 2009	3,956,376	$0.85	3.17	$115,279

Exercisable at March 31, 2009	2,591,346	$0.77	3.09	$110,973

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

11. EQUITY TRANSACTIONS (continued)

Stock Option Activity(continued)

The aggregate intrinsic value in the table above is before applicable income taxes and is calculated based on the difference between the exercise price of the options and the quoted price of the common stock as of the reporting date.

A summary of the status of the Company’s nonvested options as of March 31, 2009 and changes during the nine months then ended is presented below.

	Shares	Weighted Average Grant Date Fair Value

Unvested at June 30, 2008	2,048,300	$0.17
Granted	—	—
Vested	(411,600)	0.16
Exercised	(93,000)	0.18
Forfeited	(27,000)	0.22

Unvested at March 31, 2009	1,516,700	$0.16

As of March 31, 2009, total unrecognized stock-based compensation expense related to nonvested stock options was approximately $138,000, which is expected to be recognized over a weighted average period of approximately 3 years.

The following table summarizes information about stock options and warrants outstanding and exercisable at March 31, 2009:

	Options Outstanding			Options Exercisable

Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

$0.01	189,157	1.21	$0.01	189,157	$0.01
0.15	406,016	3.11	0.15	406,016	0.15
0.65	228,000	4.18	0.65	228,000	0.65
1.00	3,284,873	3.23	1.00	1,800,073	1.00

	4,108,046			2,591,346

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

11. EQUITY TRANSACTIONS (continued)

Warrants

During the nine months ended March 31, 2009, 1,870,000 warrants were issued in connection with bridge loans from an individual and a related party (See Note 7 and 8). The estimated value of the warrants issued is approximately $149,000 using the Black-Scholes option valuation model with the following assumptions: (1) expected life of 2.5 years; (2) expected volatility ranging from 33.1% to 34.7%; (3) risk-free interest rate ranging from 1.0% to 2.9%; and (4) expected dividend rate of 0%.

The following summarizes the total warrants issued and outstanding as of March 31, 2009.

	Warrants Outstanding			Warrants Exercisable

Exercise Price	Number of Shares	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

$0.01	32,000	0.21	$0.01	32,000	$0.01
0.05	10,000	1.07	0.05	10,000	0.05
0.75	2,898,356	4.58	0.75	2,898,356	0.75
1.00	2,234,731	3.55	1.00	2,234,731	1.00
1.25	1,484,735	1.64	1.25	1,484,735	1.25

	6,659,822		$0.94	6,659,822	$0.94

12. INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

The Company has Federal and State net operating loss carryforwards of approximately $17.3 million and $16.5 million, respectively, at March 31, 2009 which may be applied against future taxable income and which expire in various years through 2027. If certain substantial changes in the Company’s ownership should occur, there will be an annual limitation on the amount of net operating loss carryforwards which can be utilized.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

12. INCOME TAXES (continued)

The components of the provision for income taxes for the nine months ended March 31, 2009 are as follows:

Current
Federal	$—
State	—

—

Deferred
Federal	(793,192)
State	(141,504)

(934,696)
Change in valuation allowance	934,696

$—

A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the nine months ended March 31, 2009, follows.

Federal statutory rate	35.0%
State tax, net of federal benefit	—%
Other	—%
Change in valuation allowance	(35.0%)

Net	—%

The amount of and ultimate realization of the benefits from the operating loss carryforwards and other deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the deferred tax assets and, therefore, no deferred tax asset has been recognized.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

12. INCOME TAXES (continued)

The components of the Company’s deferred tax assets as of March 31, 2009 are as follows.

Current
State taxes	$928
Accrued liabilities	227,694
Other	(139,255)

89,367
Valuation allowance	(89,367)

—

Noncurrent
Net operating loss carryforward	7,484,465
Depreciation and amortization	361,235
Other	494,509

8,340,209
Valuation allowance	(8,340,209)

Net deferred tax assets	$—

13. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has operating leases for its production and office facilities located in Carpinteria, California extending through June 2011. The Company also has operating leases for certain computer equipment extending through May 2010. Total rent expense amounted to $240,499 for the nine months ended March 31, 2009.

Future minimum lease payments under noncancelable operating leases are as follows for the periods ending March 31:

2009	$199,707
2010	79,695

$279,402

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

13. COMMITMENTS AND CONTINGENCIES (continued)

Capital Leases

The Company leases certain office and computer equipment under capital leases. Future minimum payments, by year and in the aggregate, under the capital leases are as follows for the years ending March 31:

2009	$8,840
2010	10,242
2011	2,454

$23,045

Contingent Liability

Contingencies - Legal Matters

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability would be accrued in the Company’s financial statements. In the opinion of management, based in part on the opinion of legal counsel, the ultimate resolution of such claims and actions will not have a material adverse effect on the Company’s financial position or results of operations have not been disclosed. The following is a summary of the outstanding legal matters that are considered material to the financial statements as of and for the nine-month period ended March 31, 2009.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

13. COMMITMENTS AND CONTINGENCIES (continued)

Contingencies - Legal Matters (continued)

On July 23, 2008, the Company filed a lawsuit against a supplier for civil extortion, fraud, negligent misrepresentation, breach of implied covenant, and unfair business practices, among other claims. The Company filed this lawsuit because of the conduct and what the Company considers to be lack of good faith on the part of the supplier in the course of negotiations. On August 19, 2008, the supplier filed a lawsuit against the Company for breach of contract and unjust enrichment, among other claims. The supplier alleges damages of $ 209,314 plus interest at 18% per annum, as well as attorneys’ fees and costs. The Company believes it is more likely than not that these lawsuits will be settled for no more than the amount claimed by the supplier plus $100 for every XerDance™ dance pad shipped by the Company. The Company had accrued $195,100 for dance pads in addition to the trade payable that covers the damage claim. The Company believes the accrual is a reasonable estimate to cover this contingent liability as of March 31, 2009.

On December 11, 2008, a law firm filed a complaint for breach of contract, alleging damages in the amount of $12,776 plus 10% per annum and attorneys’ fees and costs. The Company has filed its response, asserting offsetting claims against the firm in an amount estimated to be in excess of $20,000. The Company believes it is more likely than not that these lawsuits will be settled for no more than the amount claimed by the law firm plus attorneys’ fees and costs. The Company has accrued $12,776 that it believes the accrual is a reasonable estimate to cover this contingent liability as of March 31, 2009.

On March 4, 2009, a vendor filed a complaint for breach of contract and a writ for possession, alleging damages in the amount of $126,676 plus taxes, fees, liens and attorneys’ fees and costs, and seeking possession of a phone system and cabling equipment, more particularly described in the Complaint. The Company believes it is more likely than not that this lawsuit will be settled for no more than the amount currently due plus attorney’s fees and costs. The Company has accrued $126,676 that it believes the accrual is a reasonable estimate to cover this contingent liability as of March 31, 2009.

14. RELATED PARTY TRANSACTIONS

The Company receives consulting services from two stockholders and members of the Board of Directors. Total consulting expenses for the nine months ended March 31, 2009 amounted to $14,640 and there is $51,330 related to these services included in accounts payable as of March 31, 2009.

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

14. RELATED PARTY TRANSACTIONS (continued)

The Company receives consulting services from a stockholder. Total consulting expenses for the nine months ended March 31, 2009 amounted to $4,750 , and there is $9,750 included in accounts payable as of March 31, 2009.

The Company has outstanding loans due to employees of $314,139 as of March 31, 2009 (see Note 7).

The Company has outstanding loans due to stockholders of the Company of $4,591,597 as of March 31, 2009 (see Note 9).

Accrued interest on outstanding loans payable to related parties amounted to $943,226 as of March 31, 2009.

The board of directors approved the establishment of a note payable due to the Company’s primary shareholder and Chief Executive Officer as partial reimbursement for personal shares issued in exchange for services rendered to the Company. The note earns interest at 0%. The note does not have a specified term and is current and due on demand. The principal amount of the note was derived from the extended value of the shares issued as determined by a third party valuation and market values of shares at the time of issue (see Note 7).

SPORTWALL INTERNATIONAL, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS (Unaudited)
For the Nine Months Ended March 31, 2009

15. SUBSEQUENT EVENTS (Unaudited)

In February 2009, the Company signed a term sheet with AMI to assist the Company in connection with a reverse merger of a publicly traded company. The merger shall qualify as a tax-free reorganization under the Internal Revenue Code. While the publicly traded entity will be the surviving legal entity, the current Sportwall International, Inc. shareholders will own a majority of the combined company upon closing. Therefore, it is anticipated that for accounting purposes, the publicly traded company will be deemed the acquirer. Subsequent to the merger closing, the Company will require additional capital to build the infrastructure and execute the strategic business plan. Management has already taken action to raise additional funds through the sale of debt and/or equity securities.

On May 22, 2009, the trustees of the Schaff Revocable Trust filed a lawsuit against the Company for Unlawful Detainer of the premises at 6460 Via Real, Carpinteria. The Company subsequently entered into an amicable settlement of this matter, which requires Sportwall to pay a total of $95,890 over a period of three months, ending August 31, 2009.

In June 2009, the Company moved its operations from Carpinteria, California, to two facilities in Ventura and Oxnard, California. Our Sales and Marketing, Customer Support, and General and Administrative functions occupy a 5,000 square foot facility at 1956 Palma Drive, Suite J, Ventura, CA 93003. Our Manufacturing and Research and Development functions occupy a 5,000 square foot facility at 2233 Statham Blvd, Oxnard, CA 93033. The Palma Drive facility is occupied under an operating lease which extends through July 2012.

On June 26, 2009, Arrin Background, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Sportwall International, Inc., a Delaware corporation (“Sportwall”) and certain shareholders of Sportwall. Pursuant to the Share Exchange Agreement, the Company acquired 54% of the outstanding capital stock of Sportwall in exchange for 11,815,670 shares of the Company’s common stock (the “Share Exchange”). In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. Immediately prior to the consummation of the Share Exchange and in accordance with the terms of the Company’s Class A Warrants, Class B Warrants and Class C Warrants, the Company agreed to reduce the exercise price of the Class A and Class B Warrants to $0.001 per share and the exercise price of the Class C Warrants to $0.30 per share, In connection with the Share Exchange, the Company entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with a holder (the “Holder”) of the Company’s Class C Warrants, pursuant to which, the Holder agreed to exercise the Class C Warrants contemporaneously with the closing of the Merger. As a result of the exercise of the Warrants, the Company issued an aggregate of 1,166,667 shares of common stock and received gross proceeds of $350,000. On June 26, 2009, the Company entered into a cancellation agreement with William Willard, its former Director, Secretary and Treasurer (the “Cancellation Agreement”), pursuant to which Mr. Willard agreed to the cancellation of an aggregate of 13,965,000 shares of the Company’s common stock.